Keefe Promissory Note

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS (COLLECTIVELY, THE "ACTS"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER ALL APPLICABLE ACTS OR UNLESS AN OPINION OF COUNSEL IS DELIVERED TO THE ISSUER IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                   SENIOR SECURED CONVERTIBLE PROMISSORY NOTE


U.S. $100,000.                                                    August 6, 2004

         FOR VALUE RECEIVED, Earthworks Entertainment, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of Peter Keefe, a natural person (the "Lender"), or his successors or assigns, subject to this Note's conversion pursuant to Section 1, on the earlier to occur of (i) (a) August 6 , 2005 or (b) the "Maturity Date") or (b) an Event of Acceleration (as hereinafter defined), the principal amount of $100,000 (the "Principal Amount"), together with any accrued and unpaid interest on the Principal Amount under this convertible promissory note (this "Note") at the per annum rate of 10% (calculated on the basis of a 365 day year), compounded daily and payable within five (5) days of the end of each calendar quarter, for the period beginning on the date hereof and continuing until the Principal Amount shall have become due and payable, and thereafter at a per annum rate equal to 15% until such Principal Amount is paid.

         Except as otherwise expressly provided in Section 3 hereof, all payments of principal and interest on this Note shall be in cash, in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts. Payments of principal and interest are to be made by wire transfer to the account designated in writing by the Lender and provided to the Company not less than three business day prior to the date payment is due or at such other place as the Lender shall have notified the Company in writing at least one business day before such payment is due. All payments under this Note shall be paid by the Company without withholding or deduction of any tax or other charge. For purposes of this Note, a business day shall be any day other than a Saturday, Sunday or any day in which the banking and commercial lending institutions are generally closed to the public.

1.       Conversion.
         ----------

         1.1.     Optional Conversion.
                  --------------------

         (a) The outstanding Principal Amount under this Note, plus any accrued but unpaid interest thereon shall be convertible from time to time, at Lender's sole option, into shares of the Company's Common Stock, par value $0.0015 per share (the "Common Stock"), at a conversion price equal to $0.08 per share (the "Common Stock Conversion Price"), subject to adjustment in accordance with Section 4 hereof.

         (b) The Company covenants and agrees that so long as this Note is outstanding, the Company shall have authorized and reserved a sufficient number of shares of Common Stock to enable the Lender to convert this Note into Common Stock. The Company agrees that its issuance of this Note shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares upon the conversion of this Note.

         (c) If the Lender effects the conversion of all or part of this Note, the Common Stock into which this Note or such part of this Note converts shall have certain registration rights as set forth in the registration rights agreement attached as Exhibit B hereto. *

         1.2.     Procedure.
                  ----------

         Subject to the terms hereof, the Lender may effect the conversion of this Note, in whole or in part, at any time, or from time to time, by the surrender of this Note, together with an executed notice of conversion (the "Notice of Conversion") in the form attached hereto as Exhibit A, to the Company at the address set forth in Section 8. The person in whose name any certificate representing shares or securities shall be issuable upon conversion of this Note shall be deemed to have become the holder of record of, and shall be treated for all purposes as the record holder of, the shares or securities issuable hereunder (and such shares or securities shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which such surrender is made. In the event only a portion of this Note is converted, the Company shall at its sole expense and as promptly as practicable, issue a replacement Note in identical form but in a Principal Amount equal to the portion of the Principal Amount not so converted and deliver such replacement Note as directed by the Lender. As used in this Note, the term "person" means any individual or any corporation, partnership, trust, limited liability company or other entity or organization of any kind.

2.       Prepayment.
         ----------

         2.1.     Optional Prepayment.
                  --------------------

         The Company shall have the right to prepay the Principal Amount and any accrued interest thereon in whole or in part without penalty or premium at any time. Prior to making an optional prepayment, the Company shall give Lender sixty days' prior written notice of its intention to make a prepayment. Upon any notice of prepayment, Lender shall have the option to convert all but not less than all of the Principal Amount then outstanding under this Note, plus any accrued but unpaid interest thereon, into Common Stock pursuant to Section 1.1(a). Any prepayment amount shall be applied first to any accrued but unpaid interest on the outstanding Principal Amount and then to the Principal Amount.

3.       Events of Acceleration.
         ----------------------

         The entire unpaid Principal Amount and accrued interest thereon shall become immediately due and payable upon the occurrence of one or more of the following events (each an "Event of Acceleration"):

         (a) the failure of the Company to pay when due the Principal Amount or interest accrued thereon within three business days of the date on which such payment was due;

         (b) the occurrence of any default or event of default under any other bond, debenture, note or other indebtedness for borrowed money of the Company;

         (c) the beginning of involuntary proceedings against the Company under federal bankruptcy law or under any applicable federal or state bankruptcy, insolvency or similar law, or the beginning of proceedings seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of the Company's property, or the beginning of proceedings seeking an order winding up or liquidating the affairs of the Company and the continuance of such proceedings for a period of thirty (30) days;

         (d) the beginning by the Company of a voluntary case under federal bankruptcy law, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by the Company to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or for any substantial part of the Company's property, or the Company making any assignment for the benefit of creditors, or the failure of the Company generally to pay the Company's debts as they become due, or the taking of formal action by the Company in furtherance of any of the foregoing;

         (e) if any judgment against the Company or any garnishment, attachment or other levy against the property of the Company for an amount in excess of Twenty Five Thousand Dollars ($25,000) remains unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for a period of twenty (20) days, unless covered by insurance;

         (f) the closing of (i) an acquisition of the Company by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company, (ii) a sale of a majority of the assets of the Company by means of a single transaction or a series of related transactions; or

         The Company shall give the Lender written notice of the occurrence of any of the events set forth above in Sections 3(a) through 3(f) promptly (but in no event more than one business day) after the occurrence of any of such events.

         In the event of the occurrence of any Event of Acceleration, the Lender, at its sole option (and without limiting any other remedies available to it), may elect that any payment of the Principal Amount and accrued interest thereon required to be made by the Company under this Note to such Lender, be made in the form of payment of shares of Common Stock having an aggregate fair market value equal to Principal Amount and accrued interest at a conversion price equal to the Common Stock Conversion Price, in lieu of payment in cash. The Company shall take all action necessary such that any such shares shall be duly authorized, fully paid and nonassessable.

4.       Certain Adjustments.
         --------------------
         The conversion price for Common Stock under Section 1.1(a) of this Note (hereinafter, the "Conversion Price") and the number of Common Stock into which this Note may be converted under Section 1.1(a) shall be subject to adjustment in accordance with the following provisions:

         4.1.     Adjustments to Conversion Price.
                  --------------------------------

         (a) Special Definitions. The following definitions shall apply to this Section 4:

                  (i) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

                  (ii) "Convertible Securities" shall mean any evidences of indebtedness or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                  (iii) "Additional Common Stock" shall mean all Common Stock issued (or, pursuant to Section 4.1(c), deemed to be issued) by the Company after the date hereof, other than Common Stock issued as a cash dividend or cash distribution on the outstanding Common Stock or pursuant to any event for which adjustment is made pursuant to Section 4.2 or 4.3 hereof.

         (b) No Adjustment of Conversion Price. No adjustment of the Conversion Price shall be made in an amount less than one cent per share of Common Stock, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment to the Conversion Price.

         (c) Deemed Issue of Additional Common Stock. In the event the Company at any time or from time to time after the date hereof shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Common Stock (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to clause (ii) below) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Common Stock are deemed to be issued:

                  (i) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities, or upon the receipt of payment for any such conversion or exchange;

                  (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                  (iii) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                           (1)  in the case of Convertible Securities or Options
for Common Stock, the only Additional Common Stock issued were Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities whether or not converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                           (2)  in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                  (iv) no readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (1) the Conversion Price on the original adjustment date, or (2) the Exercise Price that would have resulted from any issuance of Additional Common Stock between the original adjustment date and such readjustment date.

         (d) Adjustment of Exercise Price Upon Certain Issuances of Additional Common Stock. In the event that after the date hereof the Company shall issue Additional Common Stock (including Additional Common Stock deemed to be issued pursuant to Section 4.1(c)) without consideration, or for a consideration per share of Common Stock less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (subject to Section 4.1(b)), calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Common Stock outstanding immediately prior to such issue plus the number of Common Stock which the aggregate consideration received or deemed received by the Company for the total number of Additional Common Stock so issued or deemed issued would purchase at such Conversion Price; and the denominator of which shall be the number of Common Stock outstanding immediately prior to such issue plus the number of such Additional Common Stock so issued or deemed issued; provided, however, that, for the purposes of this Section 4.1(d), all Common Stock issuable upon conversion of outstanding Convertible Securities or exercise of outstanding Options shall be deemed to be outstanding, and immediately after any Additional Common Stock are deemed issued pursuant to
Section 4.1(c), such Additional Common Stock shall be deemed to be outstanding.

         (e) Determination of Consideration. For purposes of this Section 4.1, the consideration received by the Company for the issue of any Additional Common Stock shall be computed as follows:

                  (i) Cash and Property: Except as provided in clause (ii) below, such consideration shall:

                           (1)  insofar as it consists of cash, be computed as
the aggregate amount of cash received by the Company, before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof, and excluding amounts paid or payable for accrued interest or accrued dividends;

                           (2)  insofar as it consists of property other than
cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Company; and

                           (3)  in the event Additional Common Stock are issued
together with other securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received with respect to such Additional Common Stock, computed as provided in clauses (1) and
(2) above, as determined in good faith by the Board of Directors.

                  (ii) Options and Convertible Securities. The consideration per share of Common Stock received by the Company for Additional Common Stock deemed to have been issued pursuant to Section 4.1(c), relating to Options and Convertible Securities, shall initially be determined by dividing:

                           (1)  the total amount, if any, received or receivable
by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                           (2)  the maximum number of Common Stock (as set forth
in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

         4.2. Adjustments for Split, Subdivision or Combination of Common Stock. In the event the outstanding Common Stock shall be subdivided (by equity dividend, equity split, or otherwise), into a greater number of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

         4.3. Adjustments for Distributions. In the event the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, any distribution (other than a distribution described in Section 4.2), including a distribution in cash, provision shall be made so that Lender shall receive upon conversion of the Note under Section 1.1(a), in addition to the number of Common Stock receivable thereupon, the amount of securities or assets of the Company which Lender would have received had the Note been converted into Common Stock on the date of such event under Section 1.1(a) and had Lender thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of Lender.

         4.4. Adjustments for Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of the Note under Section 1.1(a) shall be changed into the same or a different number of Common Stock of any other class or classes of Common Stock or other securities or property of the Company, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of Common Stock provided for in Section 4.2), or merger, consolidation or other reorganization or a sale of all or substantially all the assets of the Company, then and in each such event provision shall be made so that Lender shall thereafter be entitled to receive, upon conversion of the Note under Section 1.1(a), the number of Common Stock or other securities or property of the Company or otherwise, receivable upon such reorganization, reclassification or other transaction by a holder of the number of Common Stock into which this Note could have been converted under Section 1.1(a) immediately prior to such reorganization, reclassification or other transaction. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of Lender after the reorganization, reclassification or other transaction to the end that the provisions of this
Section 4 (including adjustments of the Conversion Price then in effect and the number of Common Stock purchasable upon conversion of the Note under Section 1.1(a)) shall be applicable after that event as nearly equivalent as may be practicable.

         4.5. No Impairment. The Company will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of Lender against impairment.

         4.6. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to Lender a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of Lender, furnish or cause to be furnished to Lender a like certificate setting forth (a) such adjustments and readjustments, (b) the Conversion Price at the time in effect, and (c) the number of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Note under Section 1.1(a).

5.       Notices. In the event that the Company shall propose at any time:
         -------

                  (a) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; or

                  (b) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to voluntarily liquidate, dissolve or wind up;

then, in connection with each such event, the Company shall send to the Lender
(i) at least 10 days' prior written notice of the date on which a record shall be taken for such distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any; and (ii) at least 10 days' prior written notice of the date when the same shall take place, and the date, if any is to be fixed, on which the holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event). Notwithstanding the above, the 10 days' notice requirement may be shortened or waived upon the written consent of the Lender.

                  Any written notice by the Company required or permitted hereunder shall be given by hand delivery or first class mail, postage prepaid, addressed to the Lender at the address shown on the books of the Company for the Lender.

6.       General.
         -------

         6.1. Collection. If any action is instituted to collect this Note, the Company promises to pay to Lender all reasonable costs and expenses (including reasonable attorneys' fees) incurred in connection with such action.

         6.2. Cash Distributions. The Company shall not, after the date of the Note, make a cash dividend or other distribution in cash to any of its stockholders or any other "affiliate" or any "associate" of the Company (as such terms are defined in Rule 405 under the Securities Act).

         6.3. Amendments and Waivers. The parties may, by mutual agreement, amend this Note in any respect, and any party, as to such party, may (i) extend the time for the performance of any of the obligations of the other party and
(ii) waive compliance by the other party with any of the agreements contained herein and performance of any obligations by the other party. To be effective, any such amendment or waiver must be in writing and be signed by the party providing such waiver or extension, as the case may be. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The waiver by any party hereto of any breach of any provision of this Note shall not operate or be construed as a waiver of any subsequent breach, whether or not similar.

         6.4. Conflicting Agreements. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by this Note, the terms of this Note shall prevail.

         6.5. Severability. The unenforceability or invalidity of any provision or provisions of this Note as to any persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other provisions or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

         6.6. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed entirely within the State of California, without regard to the conflicts of law principles thereof. The Company and the Lender irrevocably consent to the jurisdiction of the courts of the State of California or the federal courts located in that state in connection with any lawsuit, action or proceeding arising out of or relating to this Note.

         6.7. Presentment, Etc. The Company hereby expressly waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest, and any other formality.

         6.8. Waivers. The nonexercise by the Lender of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         6.9. Transferability. Neither the Lender nor the Company may assign or otherwise transfer its rights or obligations under this Note without the prior, written consent of the other party hereto, except that, subject to compliance with applicable federal and state securities laws, the Lender may transfer to (i) Lender's spouse or children or grandchildren (in each case, natural or adopted), or the spouses of such children or grandchildren, any trust established solely for Lender's benefit or the benefit of Lender's spouse or children or grandchildren (in each case, natural or adopted), or the spouses of such children or grandchildren, or any corporation or partnership in which the direct and beneficial owner of all of the equity interest is the Lender or Lender's spouse or children or grandchildren (in each case, natural or adopted), or the spouses of such children or grandchildren, or any trust for the benefit of such persons; (ii) the heirs, executors, administrators, personal representatives or distributees upon the death of Lender to whom Lender's rights and obligations under the Note are transferred by will or the laws of descent and distribution on account of death, or upon the incompetency or disability of such Lender for purposes of the protection and management of Lender's assets or
(iii) any of the other lenders party to the Purchase Agreement.


7. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office by registered or certified mail, postage prepaid and addressed to such party at the address set forth below, or at such other address as such party may designate by ten (10) days advanced written notice to the other parties.


         If to the Company:

         EARTHWORKS ENTERTAINMENT, INC.
         324 Datura Street
         West Palm Beach, FL  33314
         Attn:  Randall Henley, Esq.
         Telephone:   561-820-8100
         Facsimile:   561-820-8103

                  IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Note as of the date first written above.


                                   EARTHWORKS ENTERTAINMENT, INC.



                                   By /s/ Peter Keefe
                                      ------------------
                                      Name:  Peter Keefe
                                      Title: President

                                                                       Exhibit A
                                                                       ---------

                              Notice of Conversion
                              --------------------

                  To:      Earthworks Entertainment, Inc.

                  Attention:  Chief Executive Officer

                  The undersigned hereby elects to convert [all or a portion of] this Note into ______________ shares of Common Stock of Earthworks Entertainment, Inc. pursuant to the terms of this Note.

         Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:




        ----------------------------------------------------------------
                                     (Name)

        ----------------------------------------------------------------

        ----------------------------------------------------------------
                                    (Address)


                  The undersigned hereby represents and warrants that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof in a manner that would violate the Securities Act.




                                     -----------------------------------------
                                     (Signature and Date)